                    U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 FORM 8-KA

        [ X ] 8-KA REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Commission file Number 0-17378

                          VITRO DIAGNOSTICS, INC.
               (Name of Small Business Issuer in its Charter)

                      Colorado                         84-1012042
           (State or Other Jurisdiction of          (I.R.S.  Employer
            Incorporation or Organization)

                         8100 Southpark Way, B-1
                        Littleton, Colorado 80120
                  (Address of Principal Executive Offices)

        Issuer's Telephone Number, Including Area Code:
          (303) 794-2000

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        Item 4.  Changes in Registrant's Certifying Accountants

        Effective October 9, 1996, L. K. Denton and Col, P.C. resigned as the Registrant's independent accountants. Effective October 9, 1996, the Registrant hired Larry O'Donnell, CPA, P.C., 2851 South Parker Road, Suite 1040, Aurora, Colorado 80014, (303-745-4545), as their new accounting firm.

        There were no adverse opinions, disclaimer of opinions, or modification of opinion as to uncertainty, audit scopes or accounting principles issued by such accountant for either of the two most recent years.

        The change of accountants was approved by the Registrant's board of directors.







        During the two most recent fiscal years there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

        During the two most recent fiscal years the auditors had not advised the Registrant that the internal controls necessary to develop reliable financial statements did not exist. Nor have the auditors advised the Registrant that information had come to their attention that led them to no longer be able to rely on management's representations, or that had made them unwilling to be associated with the financial statements.

        No information came to the auditor's attention that they would have concluded materially impacts the fairness or reliability of any previous financial statement.

        The Registrant did not consult with the new auditor for any reason during the last two fiscal years.

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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              VITRO DIAGNOSTICS, INC.



        Dated: October 22, 1996              (Signature)
                                  By: ______________________________
                                       Roger Hurst
                                       President and Chief Financial
                                       Officer